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                    [LETTERHEAD OF STREAMLOGIC CORPORATION]

                                                                   EXHIBIT 10.3


June 24, 1996

Steve Dalton
c/o FWB, Inc.
1555 Adams Drive
Menlo Park, CA 94025

Dear Steve:

I am pleased to extend this offer of employment for the position of Vice President, Engineering. This position will report to J. Larry Smart, President/Chairman/CEO. The terms of the offer are as follows:

     . This offer is effective the day following the completed asset sale between StreamLogic Corporation and FWB, Inc.

     .    Starting salary will be $135,000 annually.

     . You will be granted a stock option of 32,000 shares of StreamLogic Corporation common stock. The terms and vesting schedule are described in your Incentive Stock Option Agreement.

     . You will also receive a share grant of 6,500 shares of StreamLogic stock. The shares will be granted on the first anniversary date of your employment with StreamLogic.

     . You will receive a one-time $10,000 compensatory bonus during the first month of employment. If your employment is terminated voluntarily or for cause within twelve months following payment of the compensatory bonus, all monies will be due and payable no later than ninety days from your last date of employment.

     . You will be eligible to participate in the StreamLogic Bonus Plan with a maximum payout annually of 30% of your base salary.

     . As we agreed, StreamLogic will provide you with a cellular phone, PC/MAC and ISDN home hook-up.

     . During your first twelve months of employment with StreamLogic Corporation, should your employment be terminated for any reason other than cause or resignation, we will guarantee you base salary continuation for the twenty-six week period following your termination date. Salary continuation will be offset by any earnings from other employment.

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Steve Dalton
Employment Offer
June 24, 1996
Page 2

Your benefit package which includes medical, dental, vision coverage, long term disability and life insurance will remain the same.

In accordance with the requirements of the Immigration Reform and Control Act of 1986, you will be required to provide verification of your identity and legal right to work in the United States. This documentation must be presented on your first day of employment with StreamLogic.

We are looking forward to a strong working relationship between StreamLogic and FWB. If you have any questions, please feel free to call me at 818-701-8448.

Sincerely,

STREAMLOGIC CORPORATION


/s/ Sue Whitfield
Sue Whitfield
Director, Human Resources

SW:ls

I have read, understand and accept the terms and conditions of this employment offer.

  /s/ Steve Dalton                               6/27/96
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Steve Dalton                                Date